UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2015

GLOBAL FUTURE CITY HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26381 Crown Valley Parkway

Mission Viejo, CA 92691

(Address of principal executive office)

(949) 582-5933

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Lei Pei

On August 17, 2015, Lei Pei resigned as Global Future City Holding Inc.’s (the “Company”) Chief Executive Officer, Chief Financial Officer, and Chairman of the Company’s board of directors (the “Board”), effective immediately.

Mr. Pei’s resignation from these positions was not caused by a disagreement with the Company.

Resignation of Junfei Ren

On August 17, 2015, Junfei Ren resigned as the Company’s Secretary and Board member, effective immediately.

Ms. Ren’s resignation from these positions was not caused by a disagreement with the Company.

Resignation of Xiang Ling Yun

On August 17, 2015, Xiang Ling Yun resigned as a member of the Board, effective immediately.

Mr. Yun’s resignation was not caused by a disagreement with the Company.

Appointment of Ning Liu

On August 17, 2015, the Board appointed Ning Liu, age 53, as the Company’s Chief Executive Officer and Chairman of the Board. Mr. Liu began working for the Company as its President, Chief Operating Officer (where this position is now being handled by Michael Dunn as indicated below), and Board member as of April 2015. The Company decided to offer Mr. Liu the role of Chief Executive Officer and Chairman after having the opportunity to work with him.

Mr. Liu, who is originally from Fuzhou, Fujian, China, is a businessman, investor and philanthropist. Mr. Liu is the founder and serves as the President of American International Cultural Exchange Foundation (AICEF) in Los Angeles, California. AICEF is a non-profit organization that promotes cultural interaction between China and the United States. AICEF has successfully hosted more than 100 large-scale theatrical performance and events, including Spirit of Chang An, Yulan-Love of the World, and The Terracotta Nutcracker.

Mr. Liu has also served as President of a health products manufacturer, and as a senior manager of a trading company, whereby both of these companies did business in the United States and China.  In addition, from 2005 to present, Mr. Liu has assisted Chinese domestic enterprises in the development of their business in the United States.

Mr. Liu, who has a Master’s degree from Beijing University, has been active in the founding, organization, and management in a number of foreign investment projects to China.  He has served as a senior executive to five different public companies in the U.S., as well as three different companies in Hong Kong. He has extensive experience in international trade, finance, venture capital, private placement, and cultural activities.

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Appointment of Michael Dunn

On August 17, 2015, the Board appointed Michael Dunn, age 63, as the Company’s Chief Financial Officer, Chief Operating Officer, Secretary, and Treasurer. Mr. Dunn has been working for the Company for the past 7 years, and has served in various capacities such as the Company’s former Chief Executive Officer, Chief Financial Officer, and Secretary. The Company decided to offer Mr. Dunn the role of Chief Financial Officer, Secretary, Treasurer, and Chief Operating Officer given Mr. Dunn’s prior experience with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL FUTURE CITY HOLDING INC.

Dated: August 21, 2015	By:	/s/ Michael Dunn
Michael Dunn
Chief Financial Officer